Exhibit 99.1

MESA ORGANICS, LTD.

FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED

MARCH 31, 2020 AND 2019 (Unaudited)

AND THE YEAR ENDED DECEMBER 31, 2019

MESA ORGANICS, LTD.

Independent Auditor’s Report

To the shareholders and board of directors of Mesa Organics, LTD (DBA as Purplebee’s)

Report on the Financial Statements

We have audited the accompanying consolidated balance sheet of Mesa Organics, LTD (the “Company”) as of December 31, 2019, the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”).

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s lack of liquidity raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examination, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year ended in accordance with accounting principles generally accepted in the United States of America.

/s/ B F Borgers CPA PC

Certified Public Accountants

Lakewood, CO

July 2, 2020

F-1

MESA ORGANICS, LTD.

CONSOLIDATED BALANCE SHEETS

	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$472,445	$199,306
Accounts receivable, net of allowance for doubtful accounts	732,665	580,637
Inventory	2,121,253	1,282,040
Other current assets	36,447	86,447
Total current assets	3,362,810	2,148,430
Non-current assets
Intangible assets (net)	17,315	17,315
Property, plant, and equipment (net)	1,638,082	1,653,977
Total non-current assets	1,655,397	1,671,292
Total assets	$5,018,207	$3,819,722

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,331,141	$1,248,604
Other current liabilities	637,088	930,622
Total current liabilities	2,968,229	2,179,226

Non-current liabilities
Note(s) payable	196,831	271,828
Total non-current liabilities	196,831	271,828
Total liabilities	3,165,060	2,451,054

Stockholder’s equity (deficit)
Additional paid-in capital	1,202,164	753,548
Accumulated equity (deficit)	404,887	(1,675,509)
Net income	246,096	2,290,629
Total stockholder’s equity (deficit)	1,853,147	1,368,668
Total liabilities and member’s equity	$5,018,207	$3,819,722

See accompanying notes to financial statements.

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MESA ORGANICS, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

			Year Ended
	Three Months Ended March 31,		December 31,
	2020	2019	2019
	(unaudited)	(unaudited)
Revenues
Retail	$2,356,997	$181,067	$1,269,835
Wholesale	321,144	1,033,153	6,573,476
Total revenue	2,678,141	1,214,220	7,843,311

Cost of goods sold
Cost of goods sold	1,869,034	531,363	4,110,953

Total cost of goods sold	1,869,034	531,363	4,110,953
Gross profit	809,107	682,857	3,732,358
Operating Expenses

Depreciation expenses	100,618	93,367	357,664
General and administrative	426,289	202,079	863,898
Payroll	36,104	39,801	169,357
Total operating expenses	563,011	335,247	1,390,919
Net income before other expenses	246,096	347,610	2,341,439
Other expense
Gain (loss) on asset sale	–	–	(50,810)
Net income	$246,096	$347,610	$2,290,629

See accompanying notes to financial statements.

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MESA ORGANICS, LTD.

STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,		Year Ended December 31,
	2020	2019	2019
	(unaudited)	(unaudited)
Cash Flows From Operating Activities
Net income	$246,096	$347,610	$2,290,629
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	100,618	93,367	357,664
Changes in operating assets and liabilities:
Accounts receivable	(152,028)	132,318	(202,650)
Inventories	(839,213)	(731,560)	(1,176,543)
Other current assets	50,000	–	(85,540)
Accounts payable and accrued liabilities	1,082,537	(281,488)	423,083
Other current liabilities	(293,534)	683,479	(57,491)
Total Adjustments	(51,620)	(103,884)	(741,477)
Net Cash Provided By (Used In) Operating Activities	194,476	243,726	1,549,152

Cash Flows From Investing Activities
Investment in leasehold improvements – cash	–	–	(5,559)
Investment in retail store license – cash	–	–	(50,000)
Purchase of land and buildings – cash	–	–	(45,753)
Purchase of equipment – cash	–	–	(285,491)
Purchase of equipment – exchange	–	–	(81,657)
Purchase of equipment - financed	–	–	(55,564)
Purchase of equipment – in kind exchange	(84,724)	(29,416)	26,706
Proceeds on sale of asset(s)	–	–	–
Net Cash Provided By (Used In) Investing Activities	(84,724)	(29,416)	(497,317)

Cash Flows From Financing Activities
Owner contribution	448,616	345,033	–
Owner draw	(210,232)	(13,484)	(210,019)
Equity transfer(s) to Parco Properties	–	–	(699,921)
Repayment of notes payable	(74,997)	(470,000)	(160,003)
Net Cash Provided By (Used In) Financing Activities	163,387	(138,451)	(1,069,943)
Net Increase (Decrease) In Cash	273,139	75,859	(17,776)

Cash - Beginning	199,306	217,989	217,082
Cash - Ending	$472,445	$293,848	$199,306

See accompanying notes to financial statements.

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MESA ORGANICS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2019

NOTE 1. NATURE OF OPERATIONS

Mesa Organics, LTD (“Mesa”) and/or (“the Company”) was organized in the state of Colorado on October 26, 2014. In December 2016, the Company filed the tradename Purplebee’s in the state of Colorado and began to do business under the name of Purplebees. Mesa was organized in order to produce and sell cannabis infused products utilizing pure Carbon Dioxide (CO2) extracts in the state of Colorado.

Included in these consolidated financial statements are the financial statements for the following entities Mesa Organics II, Ltd (“Mesa II”), Mesa Organics III, Ltd (“Mesa III”), and Mesa Organics IV, Ltd (“Mesa IV”) all of which are Colorado Limited Liability companies.

On May 31, 2019, Medicine Man Technologies, Inc. (“Medicine Man”), a Colorado corporation, dba Schwazze (“Schwazze”), entered into binding term sheets with Mesa, Mesa II and Mesa III (known collectively as “MesPur”), to acquire 100% of the assets and equity of each. The purchase was expected to have a total price of $12,012,758, subject to adjustment at closing, consisting of a combination of cash and shares of Schwazze’s common stock. The number of shares of Schwazze is to be determined by averaging the closing price of Schwazze’s common stock for the ten (10) days prior to the execution date. Subsequent to closing the transaction, Schwazze included Mesa IV as part of the acquisition.

In November 2019, the Schwazze, Mesa, James L. Parco, Mary Parco entered into an Agreement and Plan of Merger, subject to completion upon the delivery of certain items, including audited financial statements.

On April 20, 2020, the acquisition of MesPur by Schwazze was completed, the final purchase consideration is to be approximately $2.6 million cash and 2.6 million shares of the common stock of Schwazze.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

Principles of Consolidation

All significant intercompany accounts and transactions have been eliminated in the consolidation. All financial information has been prepared in conformity with U.S. GAAP.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

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MESA ORGANICS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2019

Accounts Receivable

Accounts receivable are recognized at their net realizable value. All accounts receivable are trade related, recorded at the invoiced amount, and do not bear interest. The Company maintains allowances for doubtful accounts receivable for estimated uncollectible invoices resulting from a customer’s inability to pay (bankruptcy, out of business, etc., i.e. “bad debt” which results in write-offs).

Other Current Assets

At December 31, 2019 and March 31, 2020, other current assets were $86,447 and $36,447, respectively. Other current assets consisted solely of undeposited funds, those customer payments that were recognized and received prior to December 31, 2019 and March 31, 2020, but not deposited.

Property and Equipment

Property and equipment acquisitions are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are charged to expenses on a straight-line basis over the estimated useful life of each asset. Assets under capital lease obligations and leasehold improvements are amortized over the shorter of the lease term or their respective estimated useful lives.

Intangible Assets

Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter. The Company’s amortizable intangible assets consist of business startup costs including licensing and registration fees.

Long-lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value, and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

No asset impairment was recognized during the periods ended December 31, 2019 and March 31, 2020.

Fair Value

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments include cash, accounts receivable, accounts payables, and notes payables. The carrying values of these financial instruments approximate their fair value due to their short maturities. The carrying amount of the Company’s debt approximates fair value because the interest rates on these instruments approximate the interest rate on debt with similar terms available to us.

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MESA ORGANICS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2019

Income Taxes

The Companies are limited liability companies under IRS Code, all of which are taxed similar to a partnership. As such, in lieu of corporate income tax, the partners or members of the owners are taxed on their proportionate share of the owners’ income (loss). Accordingly, no provision for income taxes has been made in the accompanying combined financial statements.

Revenue Recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes nearly all existing revenue recognition guidance under U.S. GAAP, on January 1, 2018. The Company recognizes revenues, net of sales incentives and sales returns, including shipping and handling charges billed to customers, upon delivery of goods to the customer—at which time the Company’s performance obligation is satisfied—at an amount that the Company expects to be entitled to in exchange for those goods in accordance with the five-step analysis outlined in Topic 606: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations, and (v) recognize revenue when (or as) performance obligations are satisfied.

Cost of Goods Sold

Cost of goods sold consists of those expenses that are incurred in supporting the sale of our goods.

Shipping and Handling Costs

Shipping and handling costs of $0, $2,320, and $0 for March 31, 2019, December 31, 2019, and March 31, 2020, respectively, are included in cost of goods sold.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred and totaled $2,665, $13,691, and $5,696 for the periods ended March 31, 2019, December 31, 2019, and March 31, 2020, respectively.

Recently Issued Accounting Standards

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations except as noted below:

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes Topic 840, Leases. ASU 2016-02 requires a lessee to recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset (the lease asset) for the lease term. For leases with a term of 12 months or less for which there is not an option to purchase the underlying asset that the lessee is reasonably certain to exercise, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities and should recognize lease expense for such leases generally on a straight-line basis over the lease term. Certain qualitative disclosures along with specific quantitative disclosures will be required so that users are able to understand more about the nature of an entity’s leasing activities. ASU 2016-02 is effective for private companies with fiscal years beginning after December 15, 2020, including interim periods within those fiscal years, with early adoption permitted. At transition, lessees are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach, which includes a number of optional practical expedients related to the identification and classification of leases that commenced before the effective date of ASU 2016-02. An entity that elects to use the practical expedients will, in effect, continue to account for leases that commenced before the effective date in accordance with previous GAAP unless the lease is modified, except that lessees are required to recognize a right-of-use asset and a lease liability for all operating leases at each reporting date based on the present value of the remaining minimum rental payments that were tracked and disclosed under previous GAAP.

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MESA ORGANICS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2019

In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, providing entities with an additional, optional transition method by which to adopt the new leases standard. ASU 2018-11 allows for application of the new leases standard at adoption date and recognition of a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Generally, the Company is the lessee under an agreement for real estate that is currently accounted for as operating leases. As a result, existing and newly qualifying operating leases under these new rules will increase reported assets and liabilities.

The Company will apply the revised lease rules for its interim and annual reporting periods beginning January 1, 2021, using a modified retrospective approach, including adopting several optional practical expedients.

NOTE 3 – GOING CONCERN

The consolidated financial statements are prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had an accumulated equity (deficit) of ($1,117,999), ($1,675,509), $404,887 and recognized a net income of $347,610, $2,290,629, and $246,096 for the periods ended March 31, 2019, December 31, 2019, and March 31, 2020.

Management believes that the actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern. The company invested $497,000 in 3 new dispensaries in 2019 and Q1 2020, which operated profitably in Q1 2020, the ongoing operations also were profitable in Q1 2020. The Company believes its current operations will generate cash flow allowing it to carry out its business plan, or enable it to raise the funds needed if necessary. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4. – INVENTORY

Inventory is comprised of raw materials and finished goods such as CO2 extracts, broad spectrum extracts, vape cartridges, lotions, and salves produced from cannabis.

Inventory is stated at the lower of cost or net realizable value, determined using weighted average cost. Cost includes expenditures directly related to manufacturing and distribution of the products. Primary costs include raw materials, packaging, direct labor, and shipping determined at normal capacity. Manufacturing overhead and related expenses include rent and outside contract labor.

Net realizable value is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. At the end of each reporting period, the Company performs an assessment of inventory obsolescence to measure inventory at the lower of cost or net realizable value. Factors considered in the determination of obsolescence include slow-moving or non-marketable items.

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MESA ORGANICS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2019

Inventory at March 31, 2019, December 31, 2019, and March 31, 2020 consisted of:

	For the Three Months Ended		Year Ended
	March 31,		December 31,
	2020	2019	2019
	(unaudited)	(unaudited)
Raw Materials	$202,655	$–	$42,236
Work in Process	1,350,822	442,858	1,163,343
Finished Goods	567,776	394,199	76,461
Inventory Allowance	–	–	–
Total	$2,121,253	$837,057	$1,282,040

Inventory allowance includes those adjustments for such items as lower of cost or market adjustments and adjustments determined for the capitalization of overhead items, such as direct labor and rent. During the periods ended March 31, 2019, December 31, 2019, and March 31, 2020, no allowance was allocated.

Note 5. Fixed Assets

Fixed assets are recorded at cost, net of accumulated depreciation and are comprised of the following:

	For the Three Months Ended		Year Ended
	March 31,		December 31,
	2020	2019	2019
	(unaudited)	(unaudited)
Extraction Equipment	$1,529,348	$1,305,269	$1,529,348
Lab Equipment	363,608	351,438	361,307
Leasehold Improvements	85,912	24,953	150,498
Signage	147,008	22,500	–
	$2,125,876	$1,704,160	$2,041,153
Less: Accumulated Depreciation	(487,794)	(148,055)	(387,176)
Total Fixed Assets, Net	$1,638,082	$1,556,105	$1,653,977

Depreciation on fixed assets is recorded on a straight-line basis over the following expected useful life. The estimated useful lives for each major depreciable classification of property and equipment are as follows:

Extraction Equipment	5 – 7 years
Lab Equipment	5 – 7 years
Leasehold Improvements	15 – 39 years

The Company recognized depreciation during the periods ended March 31, 2019, December 31, 2019, and March 31, 2020 were $93,367, $357,994, and $100,618, respectively.

During the periods ended March 31, 2019, December 31, 2019, and March 31, 2020, the Company recognized losses of $0, ($50,810), and $0, in connection with equipment that was taken out of service.

F-9

MESA ORGANICS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2019

Note 6. Long-Term Debt

Related Parties

Big Tomato dba Two Js, LLC

In August 2019, the Company purchased extraction equipment from Big Tomato LLC, a subsidiary of Medicine Man for a total of $415,325. The purchase price of the equipment is to be paid in monthly installments of $25,000 over a period of 16 months. The outstanding amount owed does not accrue interest or any related finance charges. At December 31, 2019 and March 31, 2020, $271,827 and $196,927 is outstanding, respectively.

Jim Parco, Ltd.

During the year ended December 31, 2018, Jim Parco, Ltd, an entity, owned by James Parco, an equity holder of the Company, advanced funds of $200,000 to the Company to support operations. During the year ended December 31, 2019, the outstanding amount owed was netted against Mr. Parco’s equity holdings as a contribution.

Note 7. Leases

In October 2019 and October 2018, the Company entered into a Commercial Property Agreement, with Parco Properties, Ltd (“Parco Properties”) to rent the following properties in Southeastern Colorado.

Warehouse and Industrial Property in Pueblo, Colorado

Retail Space in Pueblo, Colorado

Retail Space in Ordway, Colorado

Retail Space in Las Animas, Colorado

Retail Space in Rocky Ford, Colorado

The Commercial Property Agreement has a perpetual term and self-renews each year in October 1st for 5 years. Rent is increased each October based upon the annual inflation as reported by the U.S. Bureau of Labor Statistics.

During the periods ended March 31, 2019, December 31, 2019, and March 31, 2020, the Company recognized $80,458, $235,692, and $118,850 in rent expense, respectively.

James and Mary Parco, equity holders in the Company, are also equity holders in Parco Properties.

In March 2020, in connection with the acquisition of the Company by Schwazze, the leases were renewed and rather than one lease, each property was leased separately by the Company. There was not a change to the rent or the rental period.

Note 8. Commitments and Contingencies

Legal

In the ordinary course of its business, the Companies are involved in various legal proceedings involving a variety of matters. The Company does not believe there are any pending legal proceedings that will have a material adverse effect on the Company’s business, consolidated financial position, results of operations, or cash flows. However, the outcome of such legal matters is inherently unpredictable and subject to significant uncertainties. The Companies expenses legal fees in the period in which they are incurred.

F-10

MESA ORGANICS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2019

Lease Commitments

See Note 7 for discussion of lease commitments.

Employment Contracts

During the periods ended March 31, 2019, December 31, 2019, and March 31, 2020, the Company did not have employment agreements with either of its officers or key employees.

Note 9. Additional Paid In Capital

During the year ended December 31, 2019, outstanding amounts connected to long-term debt owed by the Company to Mr. Parco or entities related to Mr. Parco were applied to the capital balance of his equity ownership. These amounts total $385,000.

Note 10. Accounts Receivable Concentrations

The Company had certain customers whose revenue individually represented 20% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable.

For the year ended December 31, 2019, one customer accounted for 38% of revenue, one with 23% and one with 22%. For the period ended March 31, 2020, one customer accounted for 20% of revenue. As of December 31, 2019, two customers accounted for 68.14% of accounts receivable, one with 55.71% and one with 12.43%. As of March 31, 2020, two customers accounted for 62.29% of accounts receivable, one with 44.94% and one with 17.35%.

Note 11. Subsequent Events

Schwazze Acquisition

On May 31, 2019, Schwazze entered into binding term sheets to acquire with Mesa, Mesa II and Mesa III (known collectively as “MesPur”), to acquire 100% of the assets and equity of each. The purchase has a total price of $12,012,758, subject to adjustment at closing, consisting of a combination of cash and shares of Schwazze’ s common stock. The number of shares of Schwazze is to be determined by averaging the closing price of Schwazze’s common stock for the ten (10) days prior to the execution date.

In November 2019, the Schwazze, Mesa, James L. Parco, Mary Parco entered into an Agreement and Plan of Merger, subject to completion upon the delivery of certain items, including audited financial statements.

On April 20, 2020, the acquisition of MesPur by Medicine Man was completed, the final purchase consideration is to be $2.6 Million cash and 2.6 Million shares of the common stock of Medicine Man.

F-11

MESA ORGANICS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2019

Retail-Revenue Lines

During the quarter ended March 31, 2020, the Company expanded it retail operations with the opening of retail sites in both Los Animas and Rocky Ford, Colorado.

COVID-19

On March 11, 2020, the World Health Organization designated the novel coronavirus disease (“COVID-19”) as a global pandemic. Our operations are solely located in Colorado and our retail shops are located in Colorado. On March 26, 2020, the state of Colorado began to implement measures to slow the spread of the virus, including not only a stay at home order, but also measures to restrict gatherings of individuals.

At that time, cannabis dispensaries were deemed to be essential businesses and while subject to gathering restrictions they were not closed.

We are not certain what, if any, impact COVID-19 will have on our consolidated operating results during 2020.

F-12